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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2003

VIASYS HEALTHCARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16121 (Commission File Number)	04-3505871 (I.R.S. Employer Identification No.)
227 Washington Street, Suite 200 Conshohocken, PA (Address of Principal Executive Offices)		19428 (Zip Code)

Registrant's telephone number, including area code: (610) 862-0800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 30, 2003.

Item 9.    Regulation FD Disclosure (Information Provided Under Item 12. Results of Operations and Financial Condition.)

        In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under "Item 12. Results of Operations and Financial Condition," instead is furnished under "Item 9. Regulation FD Disclosure."

        On April 30, 2003, VIASYS Healthcare Inc. (the "Company") issued a press release reporting its financial results for the first quarter ended March 29, 2003. The press release is attached as Exhibit 99.1 and it is incorporated herein by reference.

        In the press release attached hereto as Exhibit 99.1, the Company announced its operating income, income from continuing operations and diluted earnings per share in accordance with generally accepted accounting principles ("GAAP") and on a non-GAAP basis (a "non-GAAP financial measure"). Management of the Company believes that the non-GAAP financial measures of operating income, income from continuing operations and diluted earnings per share provide investors with a better understanding of the Company's current financial performance on a year-to-year basis by eliminating certain restructuring charges that occurred in the first quarter of 2002. The press release also reaffirmed the Company's guidance for income from continuing operations growth in 2003 using a non-GAAP financial measure as the basis for the measurement. This non-GAAP financial measure is income from continuing operations excluding certain restructuring and acquisition-related expenses. Management of the Company believes that the use of this non-GAAP financial measure, which excludes the impact in 2003 of the Company's acquisitions that occurred in the fourth quarter of 2002, provides investors with a better understanding of the Company's organic growth rate.

        The foregoing information and the information set forth in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
By:	/s/ MARTIN P. GALVAN Martin P. Galvan Vice President and Chief Financial Officer

Dated: April 30, 2003

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Exhibit Index

Exhibit Number	Description
99.1	Press Release dated April 30, 2003.

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SIGNATURE
Exhibit Index